EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the CLPS Incorporation 2017 Equity Incentive Plan of our report dated December 8, 2017, except for Notes 1, 2, 17 and 18 which are dated march 27, 2018 on the consolidated financial statements of CLPS Incorporation and Subsidiaries as June 30, 2017 and 2016 for the years then ended.

/s/ Friedman LLP

New York, New York
July 10, 2018